SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

               ______________________________________________


                                  FORM 8-K



                               CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934





        Date of Report (Date of earliest event reported):  October 4,
1994


                            CBI Industries, Inc.

           (Exact name of registrant as specified in its charter)


Delaware                     1-7833           36-3009343
(State or other              (Commission      (IRS Employer
jurisdiction of              File Number)     Identification No.)
Incorporation)

                             800 Jorie Boulevard
                       Oak Brook, Illinois 60521-2268

(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:  708-572-7000

Item 5.          Other Events.

      On October 4, 1994, CBI Industries, Inc. issued the attached press release.

Item 7.          Financial Statements and Exhibits

      (c)   Press Release dated October 4, 1994.


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       CBI INDUSTRIES, INC.



              By: /S/     G.L. Schueppert
                                                            G.L. Schueppert
                         Executive Vice President - Chief Financial Officer

Dated:   October 7, 1994

                                EXHIBIT 7(c)




                       George L. Schueppert, (708) 572-7257

October 4, 1994

                                                                    IND-359

Chicago Bridge & Iron Company, a wholly-owned subsidiary of CBI Industries, Inc., announced today that it anticipates its third quarter results will show lower than anticipated operating income from domestic contracting operations in light of the continuing slow pace of capital expenditures for new or replacement vessels for the refining, chemical, and pulp and paper industries. Third quarter operating earnings in CBI's contracting services segment will also be negatively affected by costs associated with an overseas project which has recently encountered technical chal-lenges in meeting design tolerances. The impact of these mat-ters, which the company estimates to be approximately $0.20 to $0.25 per share, is expected to be absorbed in the third quarter. CBI's other operating subsidiaries are achieving favorable re-sults, and should meet both third and fourth quarter expecta-tions.

********************

CBI Industries has subsidiaries operating in the construction of metal plate structures and other contracting services, industrial gases, oil blending and storage, and other investments.